Exhibit 33.1.5.1

[Letterhead of HomeBanc Mortgage Corporation]

Assessment of Compliance with the Servicing Criteria

set forth in Item 1122(d) of Regulation AB

HomeBanc Mortgage Corporation (“HomeBanc”) is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of and for the 2-month period ending November 30, 2007 (the “Reporting Period”), as set forth in Appendix A hereto. The transactions covered by this report include asset-backed securities transactions for which HomeBanc acted as servicer or subservicer involving first lien and second lien residential mortgage loans dated on or after January 1, 2006 to and including November 30, 2007, specifically the asset-backed securities transactions set forth in Appendix B hereto (the “Platform”).

HomeBanc has engaged certain vendors (the “Vendors”) to perform specific, limited or scripted activities as of and for the period ending November 30, 2007, and HomeBanc elects not to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendors’ activities as set forth in Appendix A hereto.

HomeBanc has engaged certain other vendors (the “Other Vendors”) to perform specific activities as of and for the period ending November 30, 2007, and HomeBanc elects not to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Other Vendors’ activities as set forth in Exhibit A hereto.

Except as otherwise noted in Appendix A hereto, HomeBanc used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria.

The criteria listed in the column titled “Inapplicable Servicing Criteria” on Appendix A hereto are inapplicable to HomeBanc based on the activities it performs, directly or through its Vendors and Other Vendors, with respect to the Platform.

HomeBanc has complied, in all material respects, with the applicable servicing criteria as of November 30, 2007 and for the Reporting Period with respect to the Platform taken as a whole, except as described on Appendix A hereto.

HomeBanc has not identified and is not aware of any material instance of noncompliance by the Vendors with the applicable servicing criteria as of November 30, 2007, and for the Reporting Period with respect to the Platform taken as a whole, except as described on Appendix A hereto.

HomeBanc has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria for the period ending November 30, 2007, and for the Reporting period with respect to the Platform taken as a whole, except as described on Appendix A hereto.

HomeBanc has not identified and is not aware of any material instance of noncompliance by the Other Vendors with the applicable servicing criteria as of November 30, 2007, and for the

Reporting Period with respect to the Platform taken as a whole, except as described on Appendix A hereto.

A registered public accounting firm has issued an attestation report on HomeBanc’s assessment of compliance with the applicable servicing criteria for the Reporting Period.

Each Other Vendor has issued an assessment of compliance with the applicable servicing criteria for the Reporting Period; and a registered public accounting firm has issued an attestation report on each such Other Vendors’ assessment of compliance with the applicable servicing criteria for the Reporting Period.

Date: March 16, 2008

By: /s/ Marilyn Eberhardt

Name: Marilyn Eberhardt

Title: Vice President

Appendix A- 1122 Servicing Criteria Table

Reg AB Reference	Servicing Criteria	Performed Directly by HomeBanc	Performed by Vendors	Performed by Other Vendors	Inapplicable Servicing Criteria	Material Non-Compliance
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X				Policies and procedures were not in effect to monitor performance or other triggers and events of default in accordance with the transaction agreements
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X				Policies and procedures were not in effect to monitor subservisors compliance with servicing activities.
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the Pool Assets are maintained.				X	N/A

1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

		X	X	X		None
Cash Collection and Administration
1122(d)(2)(i)

Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

			Related to accounts maintained by the Servicer	Related to accounts maintained by the Servicer	Related to accounts maintained by the Master Servicer	None
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.			Related to accounts maintained by the Servicer	Related to accounts maintained by the Master Servicer	None
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

				Related to accounts maintained by the Servicer	Related to accounts maintained by the Master Servicer	None
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

				Related to accounts maintained by the Servicer	Related to accounts maintained by the Master Servicer	None
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

				Related to accounts maintained by the Servicer	Related to accounts maintained by the Master Servicer	None
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.			Related to accounts maintained by the Servicer	Related to accounts maintained by the Master Servicer	None

1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

		Related to accounts maintained by the Servicer	Related to accounts maintained by the Master Servicer	None
Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the indenture trustee’s records as to the total unpaid principal balance and number of Pool Assets serviced by the related Servicer.

		Related to reports prepared by the Servicer	Related to reports prepared by the Master Servicer	None
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	Related to remittance to the Master Servicer	Related to remittance to investors	None
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the related Servicer’s investor records, or such other number of days specified in the transaction agreements.	Related to remittance to the Master Servicer	Related to remittance to investors	None
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	Related to remittance to the Master Servicer	Related to remittance to investors	None
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	Related to collaterall held by the Servicer	Related to collaterall not held by the Servicer	None

1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements	Related to documents held by the Servicer	Related to documents held by the Custodian	None
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	Related to the activities of the Servicer	Related to the activities of the Master Servicer and/or Custodian	None
1122(d)(4)(iv)

Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the related Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

		X		None
1122(d)(4)(v)	The related Servicer’s records regarding the pool assets agree with the related Servicer’s records with respect to an obligor’s unpaid principal balance.	X		None
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

		Related to the activities of the Servicer	Related to the activities of the Master Servicer	None
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

		Related to the activities of the Servicer	Related to the activities of the Master Servicer	None
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

		X		None.
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X		None

1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.

		X		None
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

		X		None
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the related Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

		X		None
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

		X		None
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X		None
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.		X	N/A

Appendix B

Mortgage loans that are the subject of the following asset-backed securities transactions that occurred on or after January 1, 2006 to and including November 30, 2007:

HomeBanc Mortgage Trust 2006-1

HomeBanc Mortgage Trust 2006-2

HomeBanc Mortgage Trust 2007-1

Bear Stearns ALT-A Trust 2006-1

Bear Stearns ALT-A Trust 2006-2

Bear Stearns ALT-A Trust 2006-5

Bear Stearns ALT-A Trust 2006-7

Bear Stearns ALT-A Trust 2007-1

Bear Stearns ALT-A Trust 2007-2

Bear Stearns ALT-A Trust 2007-3

Bear Stearns ARM Trust 2006-4

Bear Stearns Asset Backed Securities Trust 2006-SD4

Bear Stearns Asset Backed Securities Trust 2007-SD3

Citigroup Mortgage Loan Trust 2006-AR6

Citigroup Mortgage Loan Trust 2006-AR7

Citigroup Mortgage Loan Trust 2007-AR1

Credit Suisse CSAB 2007-1

Credit Suisse CSMC 2007-4

Credit Suisse CSMC 2007-5

SACO I Trust 2006-9

SACO I Trust 2007-1

Appendix C

Monitoring of Performance Criteria:

During the period, HomeBanc outsourced the subservicing of the portfolio to a third party. While HomeBanc was working with the subservicer to develop a monitoring process, policies and procedures were not implemented to monitor any performance or other triggers and events of default in accordance with the transaction agreements.

Third Party Servicing Monitoring:

During the period, HomeBanc outsourced the subservicing of the portfolio to a third party. While HomeBanc was working with the subservicer to develop a monitoring process, procedures were not in place during the period to monitor the third party’s performance and compliance with such servicing activities.